As filed with the Securities and Exchange Commission on October 1, 1997

                                                     Registration No.
-------------------------------------------------------------------------------


                                            SECURITIES AND EXCHANGE COMMISSION
                                                  WASHINGTON, D.C. 20549

                                                         FORM S-1
                                                   AMENDMENT NO. ____ to
                       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
-------------------------------------------------------------------------------


                              FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
                                                (Exact name of Registrant)

NEW YORK                               63                         93-1225432
(State of Incorporation)     (Primary Standard               (I.R.S. Employer
                              Industrial Classification      Identification No.)
                              Code Number)

                                                 125 Wolf Road, Suite 110
                                                  Albany, New York 12205
                                                           (800)
       (Address,                                         including zip code, and
                                                         telephone       number,
                                                         including area code, or
                                                         registrant's  principal
                                                         executive officer)
-------------------------------------------------------------------------------


                                                    William T. McCallum
                                           President and Chief Executive Officer
                              First Great-West Life & Annuity Insurance Company
                                                 125 Wolf Road, Suite 110
                                                  Albany, New York 12205
                                         (Name and Address of Agent for Service)

                                                         copy to:

                                                   James F. Jorden, Esq.
                                            Jorden Burt Berenson & Johnson LLP
                              1025 Thomas Jefferson Street, N.W., Suite 400 East
                                                Washington, D.C. 20007-0805
-------------------------------------------------------------------------------


Approximate Date of Proposed Public Offering:  Upon the effective date of this
                                                       Registration Statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following:      X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement for the same offering: ______

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: ______






                                              CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF                      AMOUNT TO                  PROPOSED MAXIMUM
SECURITIES TO BE REGISTERED                 BE REGISTERED                       OFFERING PRICE PER UNIT

Interests in the Guaranteed Period Fund -
a guaranteed interest option under flexible                   *                                           *
premium deferred fixed annuity contract

                                                     PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                      AGGREGATE OFFERING                          AMOUNT OF
SECURITIES TO BE REGISTERED                          PRICE                              REGISTRATION FEE

Interests in the Guaranteed Period Fund -
a guaranteed interest option under flexible                   $ __________                       $_________
premium deferred fixed annuity contract

* The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount being registered and the proposed maximum offering price per unit are not applicable in that these securities are not issued in predetermined amounts of units.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.






INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                           THE SCHWAB FIXED ANNUITYtm
                    A FLEXIBLE PREMIUM DEFERRED FIXED ANNUITY
                                 Distributed by
                           CHARLES SCHWAB & CO., INC.
                             ---------------------------------------------
                               Issued by
                         FIRST GREAT-WEST LIFE & ANNUITY
                                INSURANCE COMPANY

This prospectus describes interests under a flexible premium deferred annuity contract, The Schwab Fixed Annuity (the "Contract"). The Contract is issued either on a group basis or as individual contracts by First Great-West Life & Annuity Insurance Company (the "Company"). Participation in a group contract will be accounted for by the issuance of a certificate showing an interest under the group contract. The certificate and the individual contract are hereafter both referred to as the "Contract."

Your investment in the Contract may be allocated to the available Guarantee Periods. You are allowed to select one or more Guarantee Periods, each of which offers you a specified interest rate for a specified period. There may be a Market Value Adjustment on the amounts withdrawn from the Guarantee Period Fund prior to maturity. The Contract described by this prospectus is available only in New York.

The minimum  initial  investment is $5,000  ($2,000 if an IRA) or $1,000 if made
under  an  Automatic   Contribution   Plan  ("ACP").   The  minimum   subsequent
Contribution is $500 (or $100 per month if made under an ACP).

A maximum Surrender Charge of three percent may be applicable for amounts withdrawn in the first three years. The Contract provides a Free Look Period of 10 days from your receipt of the Contract, during which time you may cancel your investment in the Contract. Contributions will be allocated directly into the specified Guarantee Period(s).

Amounts allocated to a Guarantee Period may be subject to a Market Value Adjustment which could result in receipt of more or less than your Contributions if you surrender, Transfer, make a partial withdrawal, apply amounts to purchase an annuity before a Guarantee Period Maturity Date. Whether such a result actually occurs depends on the timing of the transaction, the amount of the Market Value Adjustment and the interest rate credited. The interest rate in subsequent Guarantee Periods may be more or less than the rate of a previous Guarantee Period.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. NO PERSON IS AUTHORIZED BY THE COMPANY TO GIVE INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERS CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. PLEASE READ THIS PROSPECTUS AND KEEP IT FOR FUTURE REFERENCE.

                       Prospectus Dated October 1, 1997





The Contracts are not deposits of, or guaranteed or endorsed by any bank, nor are the Contracts federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. The Contracts involve certain investment risks, including possible loss of principal.

To Place Orders and for Annuity Account Information: Contact the Schwab Annuity Service Center at 800-838-0649 or P.O. Box 7806, San Francisco, California 94120-7806.

About This Prospectus: This prospectus concisely presents important information you should have before investing in the Contract. Please read it carefully and retain it for future reference.

                                TABLE OF CONTENTS

                                                                          Page

DEFINITIONS................................................................iv
KEY FEATURES OF THE ANNUITY........................................ 1
FEE TABLE...................................................................2
FIRSTGREAT-WEST LIFE & ANNUITY  INSURANCE COMPANY ...........................3
THE GUARANTEE PERIOD FUND...................................................3
THE MARKET VALUE ADJUSTMENT...............................................5
APPLICATION AND CONTRIBUTIONS............................................6
TRANSFERS.................................................................7
CASH WITHDRAWALS.........................................................8
TELEPHONE TRANSACTIONS................................................9
DEATH BENEFIT.........................................................9
CHARGES AND DEDUCTIONS................................................11
PAYMENT OPTIONS.......................................................12
FEDERAL TAX MATTERS ..................................................15
ASSIGNMENTS OR PLEDGES................................................19
DISTRIBUTION OF THE CONTRACTS.......................................19
SELECTED FINANCIAL DATA...............................................20
RIGHTS RESERVED BY THE COMPANY.......................................25
LEGAL PROCEEDINGS .................................................25
LEGAL MATTERS..........................................................25
EXPERTS ..............................................................25
AVAILABLE INFORMATION................................................25
APPENDIX A..............................................................26
FINANCIAL STATEMENTS...................................................F-1


       -----------------------------------------------------------------

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NO DEALER, SALESPERSON, OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED ON.
       -----------------------------------------------------------------


                         The Contract  described in this prospectus is available
only in New York.

                                   DEFINITIONS

Accumulation Period - The period between the Effective Date and the Payment Commencement Date.

Annuitant - The person named in the application upon whose life the payment of an annuity is based and who will receive annuity payments. If a Contingent Annuitant is named, then the Annuitant will be considered the Primary Annuitant. While the Annuitant is living and at least 30 days prior to the annuity commencement date, the Owner may, by Request, change the Annuitant.

Annuity Account - An account established by the Company in the name of the Owner that reflects all account activity under this Contract.

Annuity Account Value - The sum of the value of all Guarantee Periods credited to the Owner under the Annuity Account; less Transfers, partial withdrawals, amounts applied to an annuity option, periodic withdrawals, charges deducted under the Contract and, less Premium Tax, if any.

Annuity Payment Period - The period beginning on the annuity commencement date and continuing until all annuity payments have been made under the Contract.

Automatic Contribution Plan ("ACP") - A plan which allows for automatic periodic Contributions. The Contribution amount will be withdrawn from a designated pre-authorized account and automatically credited to the Annuity Account.

Beneficiary - The person(s) designated by the Owner, in the application, or as subsequently changed by the Owner by Request, to receive any death benefit which may become payable under the terms of the Contract. If the surviving spouse of an Owner is the surviving Joint Owner, the surviving spouse will become the Beneficiary upon such Owner's death and may elect to take the death benefit, if any, or elect to continue the Contract in force.

Company - First Great-West Life & Annuity Insurance Company, the issuer of this annuity, located at 125 Wolf Road, Suite 110, Albany, New York 12205.

Contingent Annuitant - The person named in the application, unless later changed by the Owner by Request while the Annuitant is alive and before annuity payments have commenced, who becomes the Annuitant when the Primary Annuitant dies. No new Contingent Annuitant may be designated after the death of the Primary Annuitant.

Contractual Guarantee of a Minimum Rate of Interest - The minimum interest rate applicable to each Guarantee Period equal to an annual effective rate in effect at the time the Contribution is made and as reflected in written confirmation of the Contribution. This is the minimum rate allowed by law and is subject to change in accordance with changes in applicable law. Under current law the minimum rate is 3%.

Contributions - Purchase amounts received under the Contract prior to any Premium Tax or other deductions.

Effective Date - The date on which the first Contribution is credited to the Annuity Account.

Guarantee Period - One of the time intervals available in the Guarantee Period Fund during which the Company will credit a stated rate of interest. The Company may stop offering any time interval at any time for new Contributions. Amounts allocated to one or more Guaranteed Periods may be subject to a Market Value Adjustment.

Guarantee Period Fund - A fixed interest investment option in which amounts allocated will be credited a stated rate of interest for the applicable Guarantee Period(s).

Guarantee Period Maturity Date - The last day of any Guarantee Period.

Individual Retirement Annuity (IRA) - An annuity contract used in a retirement savings program that is intended to satisfy the requirements of Section 408 of the Internal Revenue Code of 1986, as amended.

Market Value Adjustment - An adjustment which may be made to amounts paid out before the Guarantee Period

Maturity Date due to surrenders, partial withdrawals, Transfers, amounts applied to the periodic withdrawal option or to purchase an annuity, as applicable. Market Value Adjustments may increase or decrease the amount payable on one of the above-described distributions. A negative adjustment may result in an effective interest rate lower than the applicable Contractual Guarantee of a Minimum Rate of Interest, and the value of the Contribution(s) allocated to the Guarantee Period being less than the Contribution(s) made. The Market Value Adjustment is detailed on page 5.

Non-Qualified Annuity Contract - An annuity contract which is not intended to be part of a qualified retirement plan and is not intended to satisfy the requirements of Section 408 of the Internal Revenue Code of 1986, as amended.

Owner (Joint Owner) or You - The person(s), while the Annuitant is living, named in the Contract Data Page who is entitled to exercise all rights and privileges under the Contract. Joint Owners must be husband and wife as of the date the Contract is issued. The Annuitant will be the Owner unless otherwise indicated in the application. If a Contract is purchased as an IRA, the Owner and the Annuitant must be the same individual and no Joint Owner may be named. Any reference to Owner in the singular tense shall include the plural, and vice versa, as applicable.

Payment Commencement Date - The date on which annuity payments or periodic withdrawals commence under a payment option. The Payment Commencement Date must be at least one year after the Effective Date of the Contract. If a Payment Commencement Date is not shown on the Contract Data Page, annuity payments will commence on the first day of the month of the Annuitant's 90th birthday. The Payment Commencement Date may be changed by the Owner within 60 days prior to commencement of annuity payments or it may be changed by the Beneficiary upon the death of the Owner. If this is an IRA, payments which satisfy the minimum distribution requirements of the Internal Revenue Code of 1986, as amended, must begin no later than the Owner's attainment of age 70 1/2.

Premium Tax - The amount of tax, if any, charged by a state or other governmental authority.

Request - Any written, telephoned, or computerized instruction in a form satisfactory to the Company and received at the Schwab Annuity Service Center (or other annuity service center subsequently named) from the Owner or the Owner's designee (as specified in a form acceptable to the Company) or the Beneficiary (as applicable) as required by any provision of the Contract or as required by the Company. All Requests are subject to any action taken or payment made by the Company before it was processed.

Schwab Annuity Service Center - P.O. Box 7806, San Francisco, California 94120-7806, telephone 800-838-0649.

Simplified Employee Pension - An individual retirement annuity (IRA) which may accept contributions from one or more employers under a retirement savings program intended to satisfy the requirements of Section 408(k) of the Internal Revenue Code of 1986, as amended.

Surrender Charge - a maximum charge of three percent will be assessed if funds are withdrawn in the first three Contract years.

Surrender Value - The Annuity Account Value with a Market Value Adjustment, if applicable, and/or less any Surrender Charge, if applicable, on the effective date of the surrender, less Premium Tax, if any.

Transaction Date - The date on which any Contribution or Request from the Owner will be processed by the Company at the Schwab Annuity Service Center. Contributions and Requests received after 4:00 p.m. EST/EDT will be deemed to have been received on the next business day. Requests will be processed each day that the New York Stock Exchange is open for trading.

Transfer - To move money among the Guaranteed Periods.

We, our, us, or First GWL&A:  First Great-West Life & Annuity Insurance Company.

                           KEY FEATURES OF THE ANNUITY

The Contract currently allows Owners to invest in the Guarantee Period Fund which is comprised of Guarantee Periods, each of which has its own stated rate of interest and its own maturity date. The stated rate of interest for the Guarantee Period will depend on the date the Guarantee Period is established and the duration of the Guarantee Period you select from among those available. The rates declared are subject to a minimum (Contractual Guarantee of a Minimum Rate of Interest), but the Company may declare higher rates (the stated rate of interest). The Contractual Guarantee of a Minimum Rate of Interest will be disclosed in the written confirmation. The stated rate of interest will not be less than the Contractual Guarantee of a Minimum Rate of Interest and will also be disclosed in the written confirmation. Amounts withdrawn or transferred from a Guarantee Period prior to the Guarantee Period Maturity Date may be subject to a Market Value Adjustment. (See "Market Value Adjustment", p. 5.)

Who should invest. The Contract is designed for investors who are seeking long-term tax deferred asset accumulation on a fixed interest rate basis. The Contract can be used for retirement or other long-term investment purposes. The deferral of income taxes is particularly attractive to investors in high federal and state tax brackets who have already fully taken advantage of their ability to make IRA contributions or "pre-tax" contributions to their employer sponsored retirement or savings plans.

How to Invest. You must complete a Contract application form, in order to invest in the Contract, and pay by check or instruct us to transfer funds from your Schwab account. The minimum initial investment is $5,000 (or $2,000 if in an IRA). Subsequent investments must be at least $500. The minimum initial investment may be reduced to $1,000 should the Owner agree to make additional $100 per month minimum recurring deposits through an ACP.

Free Look Period. The Contract provides for a Free Look Period which allows you to cancel your investment generally within 10 days of your receipt of the Contract. You can cancel the Contract during the Free Look Period by delivering or mailing the Contract to the Schwab Annuity Service Center. The cancellation is not effective unless we receive a notice which is postmarked before the end of the Free Look Period. If the Contract is returned, the contract will be void from the start and the greater of: (a) Contributions received less surrenders, withdrawals and distributions or (b) the Annuity Account Value less surrenders, withdrawals and distributions, will be refunded. These procedures may vary where required by state law. (See "Application and Contributions," p. 6.)

Allocation of the Initial Investment. Your initial investment in the Guarantee Period Fund will be directly allocated to the Guarantee Period(s) specified in the application.

Charges and Deductions Under the Contract. The Contract is a "low load" annuity and, as such, imposes no sales charge when Contributions are made, and only a maximum Surrender Charge of three percent if funds are withdrawn in the first three Contract years.

No Contract Maintenance Charge will be deducted from your Annuity Account Value. There will be a transfer fee of $10 for each Transfer in excess of twelve Transfers per calendar year. (See "Charges and Deductions," p. 11.)

Depending on your state of residence, we may deduct a charge for Premium Tax from purchase payments or amounts withdrawn or at the Payment Commencement Date. (See "Charges and Deductions," p. 11.)

The Market Value Adjustment may increase or decrease the amount Transferred or withdrawn from the value of a Guarantee Period if the Guarantee Period is broken prior to the Guarantee Period Maturity Date. A negative adjustment may result in an effective interest rate lower than the stated rate of interest for the applicable Guarantee Period and the Contractual Guarantee of a Minimum Rate of Interest and the value of the Contribution(s) allocated to the Guarantee Period being less than the Contribution(s) made. (See "Market Value Adjustment," p. 5.)

Switching Investments. You may switch Contributions among the Guarantee Periods as often as you like with no immediate tax consequences. You may make a Transfer Request to the Schwab Annuity Service Center. A transfer fee may apply. (See "Charges and Deductions," p. 11.) Amounts Transferred out of a Guarantee Period prior to the Guarantee Period Maturity Date may be subject to a Market Value Adjustment. (See "Market Value Adjustment," p. 5.)
Full and Partial Withdrawals. You may withdraw all or part of your Annuity Account Value before the earlier of the annuity commencement date you selected or the Annuitant's or Owner's death. Withdrawals may be taxable and if made prior to age 59 1/2 may be subject to a 10% penalty tax. Withdrawals from a Guarantee Period prior to the Guarantee Period Maturity Date may be subject to Market Value Adjustment. (See "Market Value Adjustment," p.5.) Amounts withdrawn also may be subject to a Surrender Charge. (See "Charges and Deductions," p. 11.) The minimum partial withdrawal prior to the Market Value Adjustment is $500. There is no limit on the number of withdrawals made. The Company may delay payment of withdrawals from the Guarantee Period Fund by up to 6 months. (See "Cash Withdrawals," p. 8.)

Annuity Options. Beginning on the first day of the month immediately following the annuity commencement date you select, you may receive annuity payments on a fixed basis. (The default date is the first day of the month that the Annuitant attains age 90.) A wide range of annuity options are available to provide flexibility in choosing an annuity payment schedule that meets your particular needs. These annuity options include payment options designed to provide payments for life (for either a single or joint life), with or without a guaranteed minimum number of payments. (See "Payment Options," p. 12.)

Death Benefit. The amount of the death benefit, if payable before annuity payments commence, will be the greater of (a) the Annuity Account Value with a Market Value Adjustment, if applicable, as of the date a Request for payment is received, less Premium Tax, if any; or (b) the sum of Contributions paid, less partial withdrawals and Periodic Withdrawals, less charges deducted under the Contract, if any, less Premium Tax, if any. (See "Death Benefit," p. 9.)

Customer Service. Schwab's professional representatives are available toll-free to assist you. If you have any questions about your Contract, please telephone the Schwab Annuity Service Center (800-838-0649) or write to the Schwab Annuity Service Center at P.O. Box 7806, San Francisco, California 94120-7806. All inquiries should include the Contract number and the Owner's name. As a Contract Owner you will receive periodic statements confirming any transactions relating to your Contract, as well as a quarterly statement and an annual report.

                                    FEE TABLE

         The purpose of this table is to assist you in understanding the various costs and expenses that you will bear directly or indirectly when investing in the Contract. The information set forth should be considered together with the narrative provided under the heading "Charges and Deductions." In addition to the expenses listed below, a Premium Tax may be applicable.


Contract Owner Transaction Expenses

                  Sales Load                                              None
                  Surrender Fee                                     Maximum 3%
                  Transfer Fee (First 12 Per Year)1                       None
                  Contract Maintenance Charge                             None

--------
1 There is a $10 fee for each Transfer in excess of twelve in any contract year.

                FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

         The Company is a stock life insurance company organized under the laws of the state of New York. First GWL&A was incorporated on April 9, 1996 and is a wholly owned subsidiary of Great-West Life & Annuity Insurance Company ("Great-West"). First GWL&A commenced operations upon receipt of its certificate of authority from the Superintendent of Insurance of New York on May 28, 1997.

         First GWL&A is principally engaged in the sale of life insurance, accident and health insurance and annuities. It is admitted to do business in the states of New York and Iowa.

         Great-West is a wholly-owned subsidiary of The Great-West Life Assurance Company ("GWL"). GWL is a subsidiary of Great-West Lifeco Inc., a holding company. Great-West Lifeco Inc. is in turn a subsidiary of Power Financial Corporation, a financial services company. Power Corporation of Canada, a holding and management company, has voting control of Power Financial Corporation. Mr. Paul Desmarais, through a group of private holding companies, which he controls, has voting control of Power Corporation of Canada.

                            THE GUARANTEE PERIOD FUND

Guarantee Period Fund

         Contributions under the Contract will be deposited to, and accounted for, in a non-unitized market value separate account established by the Company under Section 4240 of the New York Insurance Code and in accordance with New York Regulation 128. A non-unitized separate account is a separate account in which the Owner does not participate in the performance of the assets through unit values. Therefore, Owner's do not receive a unit ownership of assets accounted for in this separate account. The assets accrue solely to the benefit of the Company and any gain or loss in the separate account is borne entirely by the Company. For amounts contributed, Owners will receive the Contract guarantees made by the Company.

         Contributions will be allocated to one or more Guarantee Periods of a duration selected by the Owner from those currently being offered by the Company. Every Guarantee Period offered by the Company will have a duration of at least one year. Contributions will be credited on the Transaction Date.

         Each Guarantee Period will have its own stated rate of interest and Guarantee Period Maturity Date. The stated rate of interest applicable to a Guarantee Period will depend on the date the Guarantee Period is established and the duration chosen by the Owner.

         As of the date of this prospectus, Guarantee Periods with time intervals of 1 to 10 years are offered. The Guarantee Periods may be changed in the future; however, any such modification will not have an impact on any Guarantee Period then in effect.

         The value of amounts in each Guarantee Period is the Owner's Contributions, less Premium Tax, if any, in that Guarantee Period, plus interest earned, less amounts distributed, withdrawn (in whole or in part), Transferred or applied to an annuity option, periodic withdrawals, and charges deducted under the Contract. If a Guarantee Period is broken, a Market Value Adjustment may be assessed. Any such amount withdrawn or Transferred from a Guarantee Period will be paid in accordance with the MVA formula. (See "Market Value Adjustment," p. 5.)

Investments

         The Company intends to invest in assets which, in the aggregate, have characteristics, especially cash flow patterns, reasonably related to the characteristics of its liabilities. Various techniques will be used to achieve the objective of close aggregate matching of assets and liabilities. The Company will primarily invest in investment-grade fixed income securities including:

  Securities issued by the U.S. Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. Government.

                  Debt securities which have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investment Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating service.

                  Other debt instruments, including, but not limited to, issues of banks or bank holding companies and of corporations, which obligations, although not rated by Moody's, Standard & Poor's, or other nationally recognized rating firms, are deemed by the Company's management to have an investment quality comparable to securities which may be purchased as stated above.

                  Commercial paper, cash or cash equivalents, and other short-term investments having a maturity of less than one year which are considered by the Company's management to have investment quality comparable to securities which may be purchased as stated above.

         In addition, the Company may invest in futures and options. Financial futures and related options thereon and options on securities are purchased solely for non-speculative hedging purposes. The Company may sell a futures contract or purchase a put option on futures or securities to protect the value of securities held in or to be sold for the general account or the non-unitized separate account in the event the securities prices are anticipated to decline. Similarly, if securities prices are expected to rise, the Company may purchase a futures contract or a call option thereon against anticipated positive cash flow or may purchase options on securities.

         WHILE THE FOREGOING GENERALLY DESCRIBES THE INVESTMENT STRATEGY FOR THE GUARANTEE PERIOD FUND, THE COMPANY IS NOT OBLIGATED TO INVEST THE ASSETS ATTRIBUTABLE TO THE GUARANTEE PERIOD FUND ACCORDING TO ANY PARTICULAR STRATEGY, EXCEPT AS MAY BE REQUIRED BY NEW YORK AND OTHER STATE INSURANCE LAWS, NOR WILL THE STATED RATE OF INTEREST THAT THE COMPANY ESTABLISHES NECESSARILY RELATE TO THE PERFORMANCE OF THE NON-UNITIZED SEPARATE ACCOUNT.

Subsequent Guarantee Periods

         Prior to the date annuity payments commence, you may invest the value of amounts held in a maturing Guarantee Period in any Guarantee Period that we offer at that time. On the quarterly statement issued prior to the end of any Guarantee Period, we will notify you of the upcoming maturity of a Guarantee Period. THE GUARANTEE PERIOD AVAILABLE FOR NEW CONTRIBUTIONS MAY BE CHANGED AT ANY TIME, INCLUDING BETWEEN THE DATE OF NOTIFICATION OF A MATURING GUARANTEE PERIOD AND THE DATE A SUBSEQUENT GUARANTEE PERIOD BEGINS. Information regarding the current Guarantee Periods then available and their stated rate of interest may be obtained by calling the Schwab Annuity Service Center at:

                                                      1-800-838-0649.

         If the Company receives no direction from the Contract Owner by the Guarantee Period Maturity Date, the Company will automatically allocate the amount from the maturing Guarantee Period to a Guarantee Period equal in duration to the one just ended. If at that time, the duration previously chosen is no longer available, the amount will be allocated to the next shortest available Guarantee Period duration. In any event, a Guarantee Period will not renew for a term equal in duration to the one just ended if the Guarantee Period will mature after the Payment Commencement Date. No Guarantee Period may mature later than six months after a Payment Commencement Date. For example, if a 3-year Guarantee Period matures and the Payment Commencement Date begins 1 3/4 years from the Guarantee Period Maturity Date, the matured value will be transferred to a 2-year Guarantee Period.

Breaking A Guarantee Period

         Any Transfer, withdrawal or the selection of an annuity option prior to the Guarantee Period Maturity Date will be known as breaking a Guarantee Period. When a Request to break a Guarantee Period is received, the Guarantee Period that is closest to the Guarantee Period Maturity Date will be broken first. If a Guarantee Period is broken, a Market Value Adjustment may be assessed. The Market Value Adjustment may increase or decrease the value of the amount Transferred or withdrawn from the Guarantee Period Fund. The Market Value

Adjustment may reduce the value of amounts held in a Guarantee Period below the amount of your Contribution(s) allocated to that Guarantee Period. (See "Market
 Value Adjustment," p. 5.)

Interest Rates

         Declared rates are effective annual rates of interest. The rate is guaranteed throughout the Guarantee Period. FOR GUARANTEE PERIODS NOT YET IN EFFECT, FIRST GWL&A MAY DECLARE INTEREST RATES DIFFERENT THAN THOSE CURRENTLY IN EFFECT. When a subsequent Guarantee Period begins, the rate applied will not be less than the rate then applicable to new Contracts of the same type with the same Guarantee Period.

         The stated rate of interest must be at least equal to the Contractual Guarantee of a Minimum Rate of Interest. The Company may declare higher rates. The Contractual Guarantee of a Minimum Rate of Interest is based on the applicable state standard non-forfeiture law which is currently 3% for the Contract.

         The determination of the stated rate of interest is influenced by, but does not necessarily correspond to, interest rates available on fixed income investments which the Company may acquire using funds deposited into the Guarantee Period Fund. In addition, the Company will consider other items in determining the stated rate of interest including regulatory and tax requirements, sales commissions and administrative expenses borne by the Company, general economic trends, and competitive factors.

Market Value Adjustment

         Distributions from the amounts allocated to a Guarantee Period due to a full surrender or partial withdrawal, Transfer, application of amounts to the periodic withdrawal option or to purchase an annuity, prior to a Guarantee Period Maturity Date will be subject to a Market Value Adjustment ("MVA"). A MVA may increase or decrease the amount payable on one of the above described distributions. Amounts available for a full surrender or partial withdrawal is the amount requested plus the MVA less any applicable Surrender Charge. The amount available for a Transfer is the amount requested plus the MVA. The MVA is calculated by multiplying the amount Requested by the Market Value Adjustment Factor ("MVAF").

         The MVA reflects the relationship as of the time of its calculation between (a) the U.S. Treasury Strip ask side yield as published in the Wall Street Journal on the last business day of the week prior to the date the stated rate of interest was established for the Guarantee Period; and (b) the U.S. Treasury Strip ask side yield as published in the Wall Street Journal on the last business day of the week prior to the week the Guarantee Period is broken. There would be a downward adjustment if Treasury rates at the time the Guarantee Period is broken exceed Treasury rates when the Guarantee Period was created. There would be an upward adjustment if Treasury rates at the time the Guarantee Period is broken, are lower than when the Guarantee Period was created. The MVA factor is the same for all Contracts.

1.       The formula used to determine the MVA is:

                  MVA = (amount applied) X (MVAF)

                  The Market Value Adjustment Factor (MVAF) is:

                  MVAF = {[(1 + i)/(1 + j)] N/12} - 1


         where:

                  a) i is the U.S. Treasury Strip ask side yield as published in the Wall Street Journal on the last business day of the week prior to the date the stated rate of interest was established for the Guarantee Period. The term of i is measured in years and equals the term of the Guarantee Period;

                  b) j is the U.S. Treasury Strip ask side yield as published in the Wall Street Journal on the last business day of the week prior to the week the Guarantee Period is broken. The term of j equals the remaining term to maturity of the Guarantee Period, rounded up to the higher number of years; and

                  c) N is the number of complete months remaining until maturity.

         If N is less than 6, the MVA will equal 0.

2. The Market Value Adjustment will apply to any Guarantee Period six or more months prior to the Guarantee Period Maturity Date in each of the following situations:

 a)  Transfer to another Guarantee Period offered under this Contract; or

 b)  Surrenders, partial withdrawals, annuitization or Periodic Withdrawals; or

3. The Market Value Adjustment will not apply to any Guarantee Period having fewer than six months prior to the Guarantee Period Maturity Date in each of the following situations:

 a)  Transfer to another Guarantee Period offered under this Contract; or

 b)  Surrenders, partial withdrawals, annuitization or Periodic Withdrawals; or

                  c) A single sum payment upon death of the Owner or Annuitant.

See Appendix A for Illustrations of the MVA.

                          APPLICATION AND CONTRIBUTIONS

Contributions

         All Contributions may be paid at the Schwab Annuity Service Center by a check payable to the Company or by transfer to the Company of available funds from your Schwab account.

         The initial Contribution for the Contract must be at least $5,000 (or $2,000 if for an IRA). Subsequent Contributions must be at least $500. This minimum initial investment may be reduced to $1,000, but only if you participate in an Automatic Contribution Plan and contribute at least $100 per month through a recurring deposit.
A confirmation will be issued to you upon the acceptance of each Contribution.

         Your Contract will be issued and your Contribution generally will be accepted and credited within two business days after receipt of an acceptable application and receipt of the initial Contribution at the Schwab Annuity
Service Center. All Contributions can be paid to the Schwab Annuity Service Center by check (payable to First GWL&A) or by instructing Schwab to transfer to First GWL&A available funds or amounts from your account with Schwab. Acceptance is subject to there being sufficient information in a form acceptable to us and we reserve the right to reject any application or Contribution.

         The Schwab Annuity Service Center will process your application and Contributions. If your application is complete and your initial Contribution is being transferred from funds available in your Schwab account, then the Contribution will generally be credited within two business days following receipt of the application. If your application is incomplete, the Schwab Annuity Service Center will either complete the application from information Schwab has on file, or contact you for the additional information. No transfer of funds will be made from your Schwab account until your application is complete. The funds will be credited as Contributions to the Contract when they are transferred.

         If your Contribution is by check, and the application is complete, Schwab will use its best efforts to credit the Contribution on the day of receipt, but in all such cases it will be credited to your Contract within two business days of receipt. If your application is incomplete, the Schwab Annuity Service Center will complete the application from information Schwab has on file or contact you by telephone to obtain the required information. If your application remains incomplete for five business days, we will return to you both the check and the application unless you consent to our retaining the initial Contribution and crediting it as soon as the requirements are fulfilled.

         A Contract may be returned within ten days after receipt ("Free Look Period"). During the Free Look Period, all contributions will be processed as follows:

         (1) Contributions allocated to one or more of the then available Guarantee Periods will be allocated as directed, effective upon the Transaction Date at the stated rate and Guarantee Period Maturity Date then effective.

         (2) If the Contract is returned, the contract will be void from the start and the greater of: (a) Contributions received less surrenders, withdrawals and distributions or (b) the Annuity Account Value less surrenders, withdrawals and distributions, will be refunded. Exercising the return privilege requires the return of the Contract to the Company or to the Schwab Annuity Service Center.

         Additional Contributions may be made at any time prior to the Payment Commencement Date, as long as the Annuitant is living. Additional Contributions must be at least $500 or $100 per month if under an ACP. Additional Contributions will be credited within two days following receipt.

         Total Contributions may exceed $1,000,000 with our prior approval.

         The Company reserves the right to modify the limitations set forth in this section.

                                    TRANSFERS

In General

         Prior to the Payment Commencement Date you may Transfer all or part of your Annuity Account Value among the available Guarantee Periods by telephone or by sending a Request to the Schwab Annuity Service Center. The Request must specify the amounts being Transferred, the Guarantee Period(s) from which the Transfer is to be made, and the Guarantee Period(s) that will receive the Transfer.

         Currently, there is no limit on the number of Transfers you can make during any Contract Year. There is no charge for the first twelve Transfers each Contract Year, but there will be a charge of $10 for each additional Transfer in each Contract Year. We reserve the right to limit the number of Transfers you make. The charge will be deducted from the amount transferred. All Transfers made on a single Transaction Date will be aggregated to count as only one Transfer toward the twelve free Transfers.

         A Transfer generally will be effective on the date the Request for Transfer is received by the Schwab Annuity Service Center if received before 4:00 p.m. Eastern Time. Under current law, there will not be any tax liability to you if you make a Transfer.

         When a Transfer is made before the Guarantee Period Maturity Date, the amount Transferred may be subject to a Market Value Adjustment. (See "Market Value Adjustment," p. 5.) A Request for Transfer from amounts in a Guarantee Period made prior to the Guarantee Period Maturity Date for Transfers on the Guarantee Period Maturity Date will not be counted for the purpose of determining any Transfer Fee on Transfers in excess of the twelve Transfers per year if these Transfers are to take place on the Guarantee Period Maturity Date.

Possible Restrictions

         We reserve the right without prior notice to modify, restrict, suspend or eliminate the Transfer privileges (including telephone Transfers) at any time. We reserve the right to require that all Transfer Requests be made by the Owner and not by an Owner's designee and to require that each Transfer Request be made by a separate communication to us. We also reserve the right to request that each Transfer Request be submitted in writing and be manually signed by the Owner; facsimile Transfer Requests may not be allowed.

                                CASH WITHDRAWALS

Withdrawals

         You (the Owner) may withdraw from the Contract all or part of your Annuity Account Value at any time during the life of the Annuitant and prior to the date annuity payments commence by Request at the Schwab Annuity Service Center subject to the rules below. Federal or state laws, rules or regulations may apply. The amount payable to you if you surrender your Contract is your Annuity Account Value, with a Market Value Adjustment, if any, and a Surrender Charge, if applicable, on the effective date of the surrender, and less any applicable Premium Tax. No withdrawals may be made after the date annuity payments commence.

         A Request for a partial withdrawal will result in a reduction in your Annuity Account Value equal to the sum of the dollar amount withdrawn. A Market Value Adjustment may apply. (See "Market Value Adjustment," p. 5.) In addition, the partial withdrawal may be subject to a Surrender Charge. The partial withdrawal proceeds may be greater or less than the amount requested, depending on the effect of the Market Value Adjustment, and the Surrender Charge.

         The minimum partial withdrawal before application of the MVA is $500. Partial withdrawals are unlimited; however, you must specify the Guarantee Period(s) from which the withdrawal is to be made. After any partial withdrawal, if the remaining Annuity Account Value is less than $2,000, then a full surrender may be required.

         The following terms apply:

         (a) No partial withdrawals are permitted after the date annuity payments commence.

         (b) A partial withdrawal will be effective upon the Transaction Date.

         (c) A partial withdrawal may be subject to the Market Value Adjustment provisions, the Guarantee Period Fund provisions of the Contract and the terms of the attached Guarantee Period Fund Rider(s), if any.

         (d) A partial withdrawal may be subject to a Surrender Charge.

         Withdrawals may be taxable (this includes Periodic Withdrawals, discussed below). Moreover, the Internal Revenue Code (the "Code") provides that a 10% penalty tax may be imposed on the taxable portions of certain early withdrawals. The Code generally requires us to withhold federal income tax from withdrawals. However, generally you will be entitled to elect, in writing, not to have tax withholding apply unless withholding is mandatory for your Contract. Withholding applies to the portion of the withdrawal which is included in your income and subject to federal income tax. The tax withholding rate is 10% of the taxable amount of the withdrawal. Withholding applies only if the taxable amount of the withdrawal is at least $200. Some states also require withholding for state income taxes. (See "Federal Tax Matters," p. 15.)

         Withdrawal Requests must be in writing to ensure that your instructions regarding withholding are followed. In the absence of an adequate election, the Request will not be processed.

         After a withdrawal of all of your total Annuity Account Value, or at any time that your Annuity Account Value is zero, all your rights under the Contract will terminate.

         Since IRAs are offered by this prospectus, reference should be made to the applicable provisions of the Code for any additional limitations or restrictions on cash withdrawals.

                             TELEPHONE TRANSACTIONS

         We will employ reasonable procedures to confirm that instructions communicated by telephone are genuine and if we follow such procedures we will not be liable for any losses due to unauthorized or fraudulent instructions. However, we may be liable for such losses if we do not follow those reasonable procedures. The procedures we will follow for telephone transactions may include requiring some form of personal identification prior to acting on instructions received by telephone, providing written confirmation of the transaction, and/or tape recording the instructions given by telephone.

         We reserve the right to suspend telephone transaction privileges at any time, for some or all Contracts, and for any reason. Withdrawals are not permitted by telephone.

                                  DEATH BENEFIT

Payment of Death Benefit

         Before the date annuity payments commence, the death benefit, if any, will be equal to the greater of: (a) the Annuity Account Value with an MVA, if applicable, as of the date the Request for payment is received, less Premium Tax, if any, or (b) the sum of Contributions paid, less partial withdrawals and/or Periodic Withdrawals, less Premium Tax, if any. The death benefit will become payable following the Company's receipt of a Request from the Beneficiary. When an Owner or the Annuitant dies before the annuity commencement date and a death benefit is payable to a Beneficiary, the death benefit proceeds will remain invested in accordance with the allocation instructions given by the Owner(s) until new allocation instructions are Requested by the Beneficiary or until the death benefit is actually paid to the Beneficiary. The death benefit will be determined as of the date payments commence. Subject to the distribution rules set forth below, payment of the death benefit may be Requested to be made as follows:

         A.  Proceeds from the Guarantee Period(s)

 1.       payment in a single sum; or
 2.       payment under any of the annuity options provided under this Contract

         In any event, no payment of benefits provided under the Contract will be allowed that does not satisfy the requirements of Section 72(s) of the Code and any other applicable federal or state laws, rules or regulations.

DISTRIBUTION RULES

1.  Death of Annuitant

         Upon the death of the Annuitant while the Owner is living, and before the annuity commencement date, the Company will pay the death benefit to the Beneficiary unless there is a Contingent Annuitant.

         If a Contingent Annuitant was named by the Owner(s) prior to the Annuitant's death, and the Annuitant dies before the annuity commencement date while the Owner and Contingent Annuitant are living, no death benefit will be payable by reason of the Annuitant's death and the Contingent Annuitant will become the Annuitant.

         If the Annuitant dies after the date annuity payments commence and before the entire interest has been distributed, any benefit payable must be distributed to the Beneficiary in accordance with and at least as rapidly as under the payment option applicable to the Annuitant on the Annuitant's date of death.

         If a corporation or other non-individual is an Owner, or if the deceased Annuitant is an Owner, the death of the Annuitant will be treated as the death of an Owner and the Contract will be subject to the "Death of Owner" provisions described below.

2.  Death of Owner

         If the Owner is not the Annuitant:

         (1) If there is a Joint Owner who is the surviving spouse of the deceased Owner, the Joint Owner will become the Owner and Beneficiary and may elect to take the death benefit or elect to continue the Contract in force.

         (2) In all other cases, the Company will pay the death benefit to the Beneficiary even if a Joint Owner (who was not the Owner's spouse on the date of the Owner's death), the Annuitant and/or the Contingent Annuitant are alive at the time of the Owner's death, unless the sole Beneficiary is the deceased Owner's surviving spouse and the Beneficiary elects to become the Owner and Annuitant and to continue the Contract in force.

         If the Owner is not the Annuitant, and the Owner dies after annuity payments commence and before the entire interest has been distributed while the Annuitant is living, any benefit payable will continue to be distributed to the Annuitant at least as rapidly as under the payment option applicable on the Owner's death. All rights granted the Owner under the Contract will pass to any surviving Joint Owner and, if none, to the Annuitant.

         If the Owner is the Annuitant (Owner/Annuitant):

         (1) If there is a Joint Owner who is the surviving spouse of the deceased Owner and a Contingent Annuitant, the Joint Owner will become the Owner and the Beneficiary, the Contingent Annuitant will become the Annuitant, and the Contract will continue in force.

         (2) If there is a Joint Owner who is the surviving spouse of the deceased Owner but no Contingent Annuitant, the Joint Owner will become the Owner, Annuitant and Beneficiary and may elect to take the death benefit or continue the Contract in force.

         (3) In all other cases, the Company will pay the death benefit to the Beneficiary, even if a Joint Owner (who was not the Owner's spouse on the date of the Owner's death), Annuitant and/or Contingent Annuitant are alive at the time of the Owner's death, unless the sole Beneficiary is the deceased Owner's surviving spouse and the Beneficiary Requests to become the Owner and Annuitant and to continue the Contract in force.

         Any death benefit payable to the Beneficiary upon an Owner's death will be distributed as follows:

         (1) If the Owner's surviving spouse is the person entitled to receive benefits upon the Owner's death, the surviving spouse will be treated as the Owner and will be allowed to take the death benefit or continue the Contract in force; or

         (2) If the Beneficiary is a non-spouse individual, she/he may elect, not later than one year after the Owner's date of death, to receive the death benefit in either a single sum or payment under any of the fixed annuity options available under the Contract, provided that (a) such annuity is distributed in substantially equal installments over the life or life expectancy of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary; and (b) such distributions begin not later than one year after the Owner's date of death. If no election is received by the Company from a non-spouse Beneficiary such that substantially equal installments have begun not later than one year after the Owner's date of death, then the entire amount must be distributed within five years of the Owner's date of death. The death benefit will be determined as of the date the payments commence; or

         (3) If a corporation or other non-individual entity is entitled to receive benefits upon the Owner's death, the death benefit must be completely distributed within five years of the Owner's date of death.

Beneficiary

         You may select one or more Beneficiaries. If more than one Beneficiary is selected, unless you indicate otherwise, they will share equally in any death benefit payable. You may change the Beneficiary any time before the Annuitant's death.

         You may, while the Annuitant is living, change the Beneficiary by Request. A change of Beneficiary will take effect as of the date the Request is processed by the Schwab Annuity Service Center, unless a certain date is specified by the Owner. If the Owner dies before the Request was processed, the change will take effect as of the date the Request was made, unless the Company has already made a payment or otherwise taken action on a designation or change before receipt or processing of such Request. A beneficiary designated irrevocably may not be changed without the written consent of that Beneficiary, except as allowed by law.

         The interest of any Beneficiary who dies before the Owner or the Annuitant will terminate at the death of the Beneficiary. The interest of any Beneficiary who dies at the time of, or within 30 days after, the death of an Owner or the Annuitant will also terminate if no benefits have been paid to such Beneficiary, unless the Owner otherwise indicates by Request. The benefits will then be paid as though the Beneficiary had died before the deceased Owner or Annuitant. If no Beneficiary survives the Owner or Annuitant, as applicable, the Company will pay the death benefit proceeds to the Owner's estate.

         If the surviving spouse of an Owner is the surviving Joint Owner, the surviving spouse will become the Beneficiary upon such Owner's death and may elect to take the death benefit or may elect to continue the Contract in force. If there is no surviving Joint Owner, and no named Beneficiary is alive at the time at the time of an Owner's death, any benefits payable will be paid to the Owner's estate.

Contingent Annuitant

         While the Annuitant is living, the Owner(s) may, by Request, designate or change a Contingent Annuitant from time to time. A change of Contingent Annuitant will take effect as of the date the Request is processed at the Schwab Annuity Service Center, unless a certain date is specified by the Owner(s).

                             CHARGES AND DEDUCTIONS

         No deductions are made from Contributions except for any applicable Premium Tax. Therefore, the full amount of the Contributions (less any applicable Premium Tax) are invested in the Contract.

         As more fully described below, charges under the Contract are assessed only as deductions for Premium Tax, if applicable, for certain Transfers, and as a Surrender Charge, if applicable. In addition, a Market Value Adjustment may apply to withdrawals and surrenders, Transfers, amounts applied to purchase an annuity, if the amounts held in a Guarantee Period are paid out prior to the Guarantee Period Maturity Date.

Surrender Charge

         A maximum Surrender Charge of three percent (3%) will be applied to amounts withdrawn/distributed within the first three Contact years. The Surrender Charge applies to the amounts withdrawn/distributed after they have been adjusted by any MVA. The applicable Surrender Charge will decrease over time as indicated in the table below.

         Years Completed                             Percentage of Distribution

                  1                                  3%
                  2                                  2%
                  3                                  1%
                  4+                                 0%

         The Contract describes specific situations in which there is no Surrender Charge, such as death, annuitization, other than in a single sum, and Periodic Withdrawals of at least 36 months.

Premium Tax

         We may be required to pay state premium taxes or retaliatory taxes currently ranging from 0% to 3.5% in connection with Contributions or values under the Contracts. Currently, the premium tax rate in New York for annuities is 0%. Depending upon applicable state law, we will deduct charges for the premium taxes we incur with respect to a particular Contract from the Contributions, from amounts withdrawn, or from amounts applied on the Payment Commencement Date. In some states, charges for both direct premium taxes and retaliatory premium taxes may be imposed at the same or different times with respect to the same Contribution, depending on applicable state law.

Transfer Fee

         There will be a $10 charge for each Transfer in excess of twelve Transfers in any calendar year. We do not expect a profit from the transfer fee for excess Transfers.

Other Taxes

         Under present laws, we will incur state or local taxes (in addition to the Premium Tax described above) in New York. No charges are currently made for taxes other than Premium Tax. However, we reserve the right to deduct charges in the future for federal, state, and local taxes or the economic burden resulting from the application of any tax laws that we determine to be attributable to the Contracts.

                                 PAYMENT OPTIONS

Periodic Withdrawal Option

         The Owner may Request that all or part of the Annuity Account Value be applied to a Periodic Withdrawal Option. The amount applied to a Periodic Withdrawal is the Annuity Account Value with an MVA, if applicable, less Premium Tax or Surrender Charges, if any.

         In Requesting Periodic Withdrawals, the Owner must elect:

         -  The withdrawal frequency of either 12, 6, 3, or 1 month intervals;

         -  A withdrawal amount; a minimum of $100 is required;

         -  The calendar day of the month on which withdrawals will be made;

         -  One withdrawal option; and

         - The allocation of withdrawals from the Owner's Guarantee Period(s) as follows:

1) Prorate the amount to be paid across all Guarantee Periods in proportion to the assets in each sub-account; or

2) Select the Guarantee Period(s) from which withdrawals will be made. Once the Guarantee Periods have been depleted, the Company will automatically prorate the remaining withdrawals against all remaining available
   Guarantee Periods unless the Owner Requests the selection of another Guarantee Period.

         The Owner may elect to change the withdrawal option and/or the frequency once each calendar year.

         While Periodic Withdrawals are being received:
         1.       the Owner may continue to exercise all contractual rights that are available prior to electing an
                  annuity option, except that no Contributions may be made;
         2. for Periodic Withdrawals from Guarantee Periods six or more months prior to its Guarantee Period Maturity Date, a Market Value Adjustment, if applicable, will be assessed;

         3. the Owner may keep the same Guarantee Periods as were in force before periodic withdrawals began;
         4.       charges and fees under the Contract continue to apply; and
         5. maturing Guarantee Periods renew into the shortest Guarantee Period then available.

         Periodic Withdrawals will cease on the earlier of the date:
         1.       the amount elected to be paid under the option selected has been reduced to zero;
         2.       the Annuity Account Value is zero; or
         3.       the Owner Requests that withdrawals stop;
         4.       an Owner or the Annuitant dies.

         The Owner must elect one of the following five (5) withdrawal options:

         1. Income for a Specified Period for at least thirty-six (36) months - The Owner elects the duration over which withdrawals will be made. The amount paid will vary based on the duration.

         2. Income of a Specified Amount for at least thirty-six (36) months - The Owner elects the dollar amount of the withdrawals. Based on the amount elected, the duration may vary; or

         3. Interest Only - The withdrawals will be based on the amount of interest credited to the Guarantee Period Fund between each withdrawal; or

         4. Minimum  Distribution  - If this is an IRA  contract,  the Owner may
         Request   minimum   distributions   as  specified  under  Code  Section
         401(a)(9); or

         5. Any Other Form for a period of at least thirty-six (36) months - Any other form of Periodic Withdrawal which is acceptable to the Company.

         If Periodic Withdrawals cease, the Owner may resume making Contributions. The Owner may elect to restart a Periodic Withdrawal program; however, the Company may limit the number of times the Owner may restart a Periodic Withdrawal program.

         Periodic Withdrawals may be taxable, subject to withholding and subject to the 10% penalty tax. IRAs are subject to complex rules with respect to restrictions on and taxation of distributions, including the applicability of penalty taxes. A competent tax adviser should be consulted before a Periodic Withdrawal Option is requested.
(See "Federal Tax Matters," p. 15.)

Annuity Date

         The date annuity payments commence may be chosen when the Contract is purchased or at a later date. This date must be at least one year after the initial Contribution. In the absence of an earlier election, the annuity date is the first day of the month of the Annuitant's 90th birthday.

         If an option has not been elected within 30 days of the annuity commencement date, the Annuity Account Value will be applied under Annuity Payment Option 3, discussed below, to provide payments for life with a guaranteed period of 20 years.

         Under section 401(a)(9) of the Code, a Contract which is purchased and used in connection with an Individual Retirement Account or with certain other plans qualifying for special federal income tax treatment is subject to complex "minimum distribution" requirements, which require that distributions under such a plan must begin by a specific date, and also that the entire interest of the plan participant must be distributed within certain specified periods under formulas that specify minimum annual distributions. The application of the minimum distribution requirements to each person will vary according to the person's age and other circumstances. A prospective purchaser may wish to consult a competent tax adviser regarding the application of the minimum distribution requirements. (See "Federal Tax Matters," p. 15.)

Annuity Options

         An annuity option may be selected by the Owner when the Contract is purchased, or at a later date. This selection may be changed, by Request, at any time up to 30 days before the annuity date. In the absence of an election, payments will automatically commence on the annuity date as described above. The amount to be applied is the Annuity Account Value on the annuity date. The minimum amount that may be withdrawn from the Annuity Account Value to purchase an annuity payment option is $2,000 with an MVA, if applicable. If the amount is less than $2,000, the Company may pay the amount in a single sum subject to the Contract provisions applicable to a partial withdrawal. Payments may be elected to be received monthly, quarterly, semi-annually or annually. Payments to be made under the annuity payment option selected must be at least $50. The Company reserves the right to make payments using the most frequent payment interval which produces a payment of not less than $50. The maximum amount that may be applied under any payment option is $1,000,000, unless prior approval is obtained from the Company.

         A single sum payment may be elected. If it is, then the amount to be paid is the Surrender Value. If an owner elects an annuity option, then the amount to be applied is the Annuity Account Value, as of the annuity commencement date with an MVA, if applicable, less any applicable Premium Tax.

Annuity Payment Options

         Option 1: Income of Specified Amount

         The amount applied under this option may be paid in equal annual, semiannual, quarterly or monthly installments of the dollar amount elected for not more than 240 months. Upon death of the Annuitant, the Beneficiary will begin to receive the remaining payments at the same interval that was elected by the Owner.

         Option 2: Income for a Specified Period

         Payments are paid annually, semiannually, quarterly or monthly, as elected, for a selected number of years not to exceed 240 months. Upon death of the Annuitant, the Beneficiary will begin to receive the remaining payments at the same interval that was elected by the Owner.

         Option 3: Fixed Life Annuity with Guaranteed Period

         This option provides for monthly payments during a designated period and thereafter throughout the lifetime of the Annuitant. The designated period may be 5, 10, 15 or 20 years. Upon death of the Annuitant, for each remaining designated period, the amounts payable under this payment option will be paid to the Beneficiary.

         Option 4: Fixed Life Annuity

         This annuity is payable monthly during the lifetime of the Annuitant, terminating with the last payment due prior to the death of the Annuitant. Since no minimum number of payments is guaranteed, this option may offer the maximum level of monthly payments of the annuity options. It is possible that only one payment may be made if the Annuitant died before the date on which the second payment was due. No other payments nor death benefits would be payable.

         Option 5: Any Other Form

         This option allows an Owner the ability to choose any other form of annuity which is acceptable to the Company.

                                                            ***

         For annuity options involving life income, the actual age and/or sex of the Annuitant will affect the amount of each payment. We reserve the right to ask for satisfactory proof of the Annuitant's age. We may delay annuity payments until satisfactory proof is received. Since payments to older Annuitants are expected to be fewer in number, the amount of each annuity payment under a selected annuity form will be greater for older Annuitants than for younger Annuitants.

         If  the  age  of  the  Annuitant  has  been  misstated,   the  payments
established will be made on the basis of the correct age. If payments were too large because of misstatement, the difference with interest may be deducted by the Company from the next payment or payments. If payments were too small, the difference with interest may be added by the Company to the next payment. This interest is at an annual effective rate which will not be less than the Contractual Guarantee of a Minimum Rate of Interest.

         The Payment Commencement Date and annuity options available for IRAs may also be controlled by endorsements, the plan documents, or applicable law.

         Once payments start under the annuity form selected by the Owner: (a) no changes can be made in the annuity form, (b) no additional Contributions will be accepted under the Contract, and (c) no further withdrawals, other than withdrawals made to provide annuity benefits, will be allowed.

                                                            ***

         A portion or the entire amount of the annuity payments may be taxable as ordinary income. If, at the time the annuity payments begin, we have not received a proper written election not to have federal income taxes withheld, we must by law withhold such taxes from the taxable portion of such annuity payments and remit that amount to the federal government (an election not to have taxes withheld is not permitted for certain Qualified Contracts). State income tax withholding may also apply. (See "Federal Tax-Matters," below.)

                               FEDERAL TAX MATTERS

Introduction

         The following discussion is a general description of federal income tax considerations relating to the Contracts and is not intended as tax advice. Further, this discussion is based on the assumption that the Contract qualifies as an annuity contract for federal income tax purposes. This discussion is not intended to address the tax consequences resulting from all of the situations in which a person may be entitled to or may receive a distribution under the Contract. Any person concerned about these tax implications should consult a competent tax adviser before initiating any transaction. This discussion is based upon our understanding of the present federal income tax laws as they are currently interpreted by the Internal Revenue Service. No representation is made as to the likelihood of the continuation of the present federal income tax laws or of the current interpretation by the Internal Revenue Service. Moreover, no attempt has been made to consider any applicable state or other tax laws.

         The Contract may be purchased on a non-tax qualified basis ("Non-Qualified Contract") or purchased and used in connection with IRAs. The ultimate effect of federal income taxes on the amounts held under a Contract, on annuity payments, and on the economic benefit to you, the Annuitant, or the Beneficiary may depend on the type of Contract, and on the tax status of the individual concerned. In addition, certain requirements must be satisfied in purchasing an IRA and receiving distributions from an IRA in order to continue receiving favorable tax treatment. Therefore, purchasers of IRAs should seek competent legal and tax advice regarding the suitability of the Contract for their situation, the applicable requirements, and the tax treatment of the rights and benefits of the Contract. The following discussion assumes that an IRA is purchased with proceeds from and/or Contributions that qualify for the intended special federal income tax treatment.

Tax Status

         The Company is taxed as a life insurance company under Part I of Subchapter L of the Code.

Taxation of Annuities

In General

         Section 72 of the Code governs taxation of annuities in general. An Owner who is a natural person generally is not taxed on increases (if any) in the value of an Annuity Account Value until distribution occurs by withdrawing all or part of the Annuity Account Value (e.g., withdrawals or annuity payments under the annuity form elected). However, under certain circumstances, the Owner may be subject to taxation currently. In addition, an assignment, pledge, or agreement to assign or pledge any portion of the Annuity Account Value generally will be treated as a distribution. The taxable portion of a distribution (in the form of a single sum payment or an annuity) is taxable as ordinary income. An IRA Contract may not be assigned as collateral.

         The Owner of any annuity contract who is not a natural person (e.g. a corporation) generally must include in income any increase in the excess of the Annuity Account Value over the "investment in the contract" (discussed below) during each taxable year. The rule does not apply where the non-natural person is the nominal owner of a Contract and the beneficial owner is a natural person. The rule also does not apply in the following circumstances: (1) where the annuity Contract is acquired by the estate of a decedent, (2) where the Contract is held under an IRA, (3) where the Contract is a qualified funding asset for a structured settlement, and (4) where the Contract is purchased on behalf of an employee upon termination of a qualified plan. A prospective Owner that is not a natural person may wish to discuss these matters with a competent tax adviser.

         The following discussion generally applies to a Contract owned by a natural person.

Withdrawals

         In the case of a withdrawal under an IRA, including withdrawals under the Periodic Withdrawal Option, a ratable portion of the amount received may be non-taxable. The amount of the non-taxable portion is generally determined by the ratio of the "investment in the contract" to the individual's total accrued benefit under the retirement plan. The "investment in the contract" generally equals the amount of any nondeductible Contributions paid by or on behalf of any individual. Special tax rules may be available for certain distributions from an IRA.

         With respect to Non-Qualified Contracts, partial withdrawals, including Periodic Withdrawals, are generally treated as taxable income to the extent that the Annuity Account Value immediately before the withdrawal exceeds the "investment in the contract" at that time. If a partial withdrawal is made from a Guarantee Period which is subject to a Market Value Adjustment, then the Annuity Account Value immediately before the withdrawal will not be altered to take into account the Market Value Adjustment. As a result, for purposes of determining the taxable portion of the partial withdrawal, the Annuity Account Value will not reflect the amount, if any, deducted from or added to the Guarantee Period due to the Market Value Adjustment. Full surrenders are treated as taxable income to the extent that the amount received exceeds the "investment in the contract." The taxable portion of any annuity payment is taxed at ordinary income tax rates.

Annuity Payments

         Although the tax consequences may vary depending on the annuity form elected under the Contract, in general, only the portion of the annuity payment that represents the amount by which the Annuity Account Value exceeds the "investment in the contract" will be taxed; after the investment in the contract is recovered, the full amount of any additional annuity payments is taxable. For fixed annuity payments, in general there is no tax on the portion of each payment which represents the same ratio that the "investment in the contract" bears to the total expected value of the annuity payments for the term of the payments; however, the remainder of each annuity payment is taxable. Once the investment in the Contract has been fully recovered, the full amount of any additional annuity payments is taxable. If the annuity payments cease as a result of an Annuitant's death before full recovery of the "investment in the contract," you should consult a competent tax adviser regarding the deductibility of the unrecovered amount.

Penalty Tax

         In the case of a distribution pursuant to a Non-Qualified Contract, there may be imposed a federal income tax penalty equal to 10% of the amount treated as taxable income. In general, however, there is no penalty tax on distributions: (1) made on or after the date on which the Owner attains age 59 1/2; (2) made as a result of death or disability of the Owner; or (3) received in substantially equal periodic payments as a life annuity or a joint and survivor annuity for the lives or life expectancies of the Owner and a "designated beneficiary." Other exemptions or tax penalties may apply to certain distributions pursuant to an IRA. For more details regarding these exemptions or penalties consult a competent tax adviser.

Taxation of Death Benefit Proceeds

         Amounts may be distributed from the Contract because of the death of an Owner or the Annuitant. Generally such amounts are includible in the income of the recipient as follows: (1) if distributed in a lump sum, they are taxed in the same manner as a full surrender, as described above, or (2) if distributed under an annuity form, they are taxed in the same manner as annuity payments, as described above.

Distribution-at-Death Rules

         In order to be treated as an annuity contract, the terms of the Contract must provide the following two distribution rules: (A) if any Contract Owner dies on or after the date annuity payments commence, and before the entire interest in the Contract has been distributed, the remainder of his/her interest will not be distributed under a slower distribution schedule than that provided for in the method in effect on the Contract Owner's death; and (B) if any Contract Owner dies before the date annuity payments commence, his/her entire interest must generally be distributed within five years after the date of death provided that if such interest is payable to a designated Beneficiary, then such interest may be made over the life of that designated Beneficiary or over a period not extending beyond the life expectancy of that Beneficiary, so long as payments commence within one year after the Contract Owner's death. If the sole designated Beneficiary is the spouse of the Contract Owner, the Contract may be continued in the name of the spouse as Contract Owner. The designated Beneficiary is the natural person designated by the terms of the Contract or by the Contract Owner as the individual to whom ownership of the contract passes by reason of the Contract Owner's death. If the Contract Owner is not an individual, then for purposes of the distribution at death rules, the Primary Annuitant is considered the Contract Owner. In addition, when the Contract Owner is not an individual, a change in the Primary Annuitant is treated as the death of the Contract Owner.

Transfers, Assignments, or Exchanges

         A Transfer of ownership of a Contract, the designation of an Annuitant, Payee or other Beneficiary who is not also the Owner, or the exchange of a Contract may result in adverse tax consequences to the Owner that are not discussed herein. An Owner contemplating any such designation, transfer, assignment, or exchange of a Contract should contact a competent tax adviser with respect to the potential tax effects of such a transaction.

Multiple Contracts

         All deferred, non-qualified annuity contracts that are issued by the Company (or our affiliates) to the same Owner during any calendar year will be treated as one annuity contract for purposes of determining the amount includible in gross income under section 72(e) of the Code. Amounts received under any such Contract may be taxable (and may be subject to the 10% Penalty
Tax) to the extent of the combined income in all such Contracts. In addition, the Treasury Department has specific authority to issue regulations that prevent the avoidance of section 72(e) through the serial purchase of annuity contracts or otherwise. Congress has also indicated that the Treasury Department may have authority to treat the combination purchase of an immediate annuity contract and separate deferred annuity contracts as a single annuity contract under its general authority to prescribe rules as may be necessary to enforce the income tax laws.

Withholding

         Annuity distributions generally are subject to withholding for the recipient's federal income tax liability at rates that vary according to the type of distribution and the recipient's tax status. Recipients, however, generally are provided the opportunity to elect not to have tax withheld from distributions. Certain distributions from IRAs are subject to mandatory federal income tax withholding.

Possible Changes in Taxation

         In past years, legislation has been proposed that would have adversely modified the federal taxation of certain annuities. For example, one such proposal would have changed the tax treatment of non-qualified annuities that did not have "substantial life contingencies" by taxing income as it is credited to the annuity. There is always the possibility that the tax treatment of annuities could change by legislation or other means (such as IRS regulations, revenue rulings, judicial decisions, etc.). Moreover, it is also possible that any change could be retroactive (that is, effective prior to the date of the change).

Section 1035 Exchanges

         Code Section 1035 provides that no gain or loss shall be recognized on the exchange of one annuity contract for another. A replacement contract obtained in a tax-free exchange of contracts succeeds to the status of the original contract. Special rules apply to Contracts issued prior to August 14, 1982. Prospective Owners wishing to take advantage of a Section 1035 exchange should consult their tax adviser.

Individual Retirement Annuities

         The Contract may be used with IRAs as described in Section 408 of the Code which permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity. Also, certain kinds of distributions from certain types of qualified and non-qualified retirement plans may be "rolled over" following the rules set out in the Code to maintain favorable tax treatment, to an Individual Retirement Annuity. The sale of a Contract for use with an IRA may be subject to special disclosure requirements of the Internal Revenue Service. Purchasers of the Contract for use with IRA's will be provided with supplemental information required by the Internal Revenue Service or other appropriate agency. Such purchasers will have the right to revoke their purchase within seven days of purchase of the IRA Contract.

         Various tax penalties may apply to contributions in excess of specified limits, aggregate distributions in excess of $150,000 annually, distributions that do not satisfy specified requirements, and certain other transactions. The Contract will be amended as necessary to conform to the requirements of the Code. Purchasers should seek competent advice as to the suitability of the Contract for use with IRA's.

         If a Contract is issued in connection with an employer's Simplified Employee Pension ("SEP") plan, Owners, Annuitants and Beneficiaries are cautioned that the rights of any person to any of the benefits under the Contract may be subject to the terms and conditions of the plan itself, regardless of the terms and conditions of the Contract.

         If a Contract is purchased to fund an IRA the Annuitant must also be the Owner. In addition, if a Contract is purchased to fund an IRA, minimum distributions must commence not later than April 1st of the calendar year following the calendar year in which you attain age 70 1/2. You should consult your tax adviser concerning these matters.

         The Contract and prototype IRA endorsement have been submitted for IRS approval and determination that they are acceptable under Section 408 of the Code, so that each individual who purchases a Contract with an IRA endorsement will be considered to have adopted a retirement savings program that satisfies the requirements of Section 408 of the Code. The IRS approval is a determination only as to the form of the Contract and does not represent a determination of the merits of the Contract.

         At the time the Initial Contribution is paid, a prospective purchaser must specify whether he or she is purchasing a Non-Qualified Contract or an IRA. If the initial Contribution is derived from an exchange or surrender of another annuity contract, we may require that the prospective purchaser provide information with regard to the federal income tax status of the previous annuity contract. We will require that persons purchase separate Contracts if they desire to invest monies qualifying for different annuity tax treatment under the Code. Each such separate Contract would require the minimum initial Contribution stated above. Additional Contributions under a Contract must qualify for the same federal income tax treatment as the initial Contribution under the Contract; we will not accept an additional Contribution under a Contract if the federal income tax treatment of such Contribution would be different from that of the initial Contribution.

Seek Tax Advice

         The foregoing discussion of the federal income tax consequences is only a brief summary and is not intended as tax advice. Further, the federal income tax consequences discussed herein reflect our understanding of current law and the law may change. Federal estate tax consequences and state and local estate, inheritance, and other tax consequences of ownership or receipt of distributions under a Contract depend on the individual circumstances of each Owner or recipient of the distribution. A COMPETENT TAX ADVISER SHOULD BE CONSULTED FOR FURTHER INFORMATION.

                             ASSIGNMENTS OR PLEDGES

         Generally, rights in the Contract may be assigned or pledged for loans at any time during the life of the Annuitant; however, if the Contract is an IRA, the Owner may not assign the Contract as collateral.

         If a non-IRA Contract is assigned, the interest of the assignee has priority over the interest of the Owner and the interest of the Beneficiary. Any amount payable to the assignee will be paid in a single sum.

         A copy of any assignment must be submitted to the Company at the Schwab Annuity Service Center. Any assignment is subject to any action taken or payment made by the Company before the assignment was processed. The Company is not responsible for the validity or sufficiency of any assignment.

         If any portion of the Annuity Account Value is assigned or pledged for a loan, it may be treated as a distribution. A competent tax adviser should be consulted for further information.

                          DISTRIBUTION OF THE CONTRACTS

         Charles Schwab & Co., Inc. ("Schwab") is the distributor of the Contracts. Schwab is registered with the Securities and Exchange Commission as a broker/dealer and is a member of the National Association of Securities Dealers, Inc. ("NASD"). Its principal offices are located at 101 Montgomery, San Francisco, California 94104, telephone 800-838-0649.

         Certain administrative services are provided by Schwab to assist the Company in the processing of the Contracts, which services are described in written agreements between Schwab and the Company.

         The Company has agreed to indemnify Schwab (and its agents, employees, and controlling persons) for certain damages arising out of the sale of the Contracts, including those arising under the securities laws.

                             SELECTED FINANCIAL DATA

         First GWL&A was incorporated on April 9, 1996 and had no operations until receipt of its certificate of authority from the Superintendent of Insurance of New York on May 28, 1997. Please see the financial statements of First Great-West Life & Annuity Insurance Company included elsewhere in this Prospectus for information related to its financial condition.

                              MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                                          CONDITION AND RESULTS OF OPERATIONS

The Company

         The Company commenced operations as a New York domiciled life insurer as of May 28, 1997. Accordingly, as of the date of this Prospectus, the Company has not had a significant operating history. The Company will operate in one business segment as a provider of life, health and annuity products to groups of individuals associated with employers or distributors; however, the business operations of First GWL&A will be segregated into two major business units: the Employee Benefits division, which distributes life, health, disability income insurance and 401(k) products to employee groups, primarily to small-to-mid-sized corporations; and the Financial Services Division, which distributes accumulation and payout annuity products for both group and individual clients, primarily in the public\non-profit sectors, as well as insurance products for individual clients.

Liquidity and Capital Resources

         The principal short- and long-term liquidity needs of the Company will be closely managed to satisfy policyholder benefits. The liquidity needs of the Company will be closely managed through cash flow matching of assets and liabilities, and the forecasting of earned and required yields to ensure consistency between policyholder requirements and the yield of assets.

Regulation and Reserves

         The Company is subject to regulation and supervision by the insurance departments of the state in which it is licensed. This regulation covers a variety of areas, including policy reserve requirements, adequacy of company capital and surplus, operational standards, and financial accounting policies and procedures.

         Pursuant to state insurance laws and regulations, the Company is obligated to hold policy reserves to meet its obligations under all outstanding insurance contracts. These reserves are based on a number of assumptions as to future experience. Neither the reserve requirements nor the other aspects of state insurance regulation provide absolute protection to holders of insurance contracts if the Company were to experience unexpected losses (e.g., infectious diseases or catastrophic investment losses).

Competition

         The Company is engaged in a business that is highly competitive due to the large number of insurance companies and other entities competing in marketing, administering, and selling insurance products. There are approximately 2,300 insurers in the life insurance business in the United States.

Segment Information

         The Company operates in one business segment as a provider of life, health and annuity products to groups of individuals associated with employers or distributors.

Employees and Facilities

         The Company has an administrative services agreement with Great-West Life & Annuity Insurance Company, to provide administrative support for all aspects of the Company's business. Great-West Life & Annuity has approximately 4,300 employees in its U.S. operations. The Company's executive offices are located at 125 Wolf Road, Suite 110, Albany, New York 12205.

State Regulation

         As a life insurance company organized and operated under New York law, First GWL&A is subject to provisions governing such companies and regulation by the New York Superintendent of Insurance.

         First GWL&A's books and accounts are subject to review and examination by the New York Division of Insurance at any time, and a full examination of its operations is conducted triennially.

         In addition, First GWL&A is subject to comprehensive and detailed regulation and supervision by the supervisory agencies in each jurisdiction in which it conducts business. Each state's supervisory agency has broad administrative authority which includes, but is not limited to, the power to regulate licenses to transact business, trade practices, agent licensing, policy forms, claims practices, underwriting practices, reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, the form and content of required financial statements and the type and amounts of investments permitted. First GWL&A is required to file detailed annual reports with supervisory agencies in each of the jurisdictions in which it does business and its accounts are subject to examination by such agencies at regular intervals. Under insurance guaranty fund laws in most states, insurers can be assessed up to prescribed limits for insurance contract losses incurred by insolvent companies.

         In addition, most jurisdictions, including New York, regulate affiliated groups of insurers such as First GWL&A and its affiliates under insurance holding company legislation. Under such laws, intercorporate transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial position of the company making the transfer. Changes in control also are regulated under these laws.

         Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect First GWL&A's insurance business include employee benefits regulation, controls on medical care costs, insurance reform, managed care regulation, medical entitlement programs (e.g., Medicare), removal of barriers preventing banks from engaging in the insurance and mutual fund businesses, the taxation of insurance companies and the tax treatment of insurance products.

         The Securities and Exchange Commission regulates certain separate accounts of First GWL&A and the mutual funds used as funding vehicles for those accounts.

Directors and Officers

         Set forth below is information concerning the Company's directors and executive officers, together with their principal occupation for the past five years. Unless otherwise indicated, all of the directors and executive officers have been engaged for not less than five years in their present principal occupation or in another executive capacity with the companies or firms identified.

Directors                                Principal Occupation Last 5 Years

Marcia D. Alazraki                      Partner, Simpson Thacher & Bartlett

James Balog          Director of Great-West since March 1993; previously
                                             Chairman, Lambert
                                            Brussels Capital Corporation

James W. Burns, O.C.        Chairman of the Boards of Lifeco1 and GWL; Deputy
                              Chairman, PCC2

Paul Desmarais, Jr.Chairman and Co-Chief Executive Officer, PCC; Chairman, PFC3

Robert Gratton
             Chairman of the Board of Great-West; President and Chief Executive
                             Officer, PFC

N. Berne Hart
     Director of Great-West since February 1992; previously Chairman, United
                             Banks of Colorado, Inc.

Stuart Z. Katz            Partner, Fried, Frank, Harris, Shriver & Jacobson

William T. McCallum
    President and Chief Executive Officer, Great-West; President and Chief
                    Executive Officer (U.S. Operations), GWL

Brian E. Walsh    Partner, Trinity L.P. since January 1996; previously Managing
Director and Co-head, Global Investment Bank, Bankers Trust Company

1 Great-West Lifeco Inc.
2 Power Corporation of Canada
3 Power Financial Corporation


Executive Officers                                   Principal Occupation Last 5 Years
------------------                                   ---------------------------------

William T. McCallum                                  President and Chief Executive Officer of the Company and Great-West;
                                            President and Chief Executive Officer (U.S. Operations), GWL

Dennis Low                                           Executive Vice President, Financial Services of the Company, Great-West
                                            and GWL

James D. Motz                                        Executive Vice President, Employee Benefits of the Company, Great-West
                                            and GWL

Robert D. Bond                                       Senior Vice President, Financial Services of the Company, Great-
                                            West and GWL; prior to May 1992, National Director, Public Marketing,
                                            Aetna Life Insurance Company

John T. Hughes                                       Senior Vice President, Chief Investment Officer of the Company,
                                            Great-West and GWL

D. Craig Lennox                                               Senior Vice President, General Counsel and Secretary of the
                                            Company and Great-West; Senior Vice President and Chief U.S. Legal
                                            Officer, GWL

Martin L. Rosenbaum                                  Senior Vice President, Employee Benefits Operations of the Company,
                                            Great-West and GWL

Douglas L. Wooden                                    Senior Vice President, Financial Services of the Company, Great-West and
                                            GWL

Executive Compensation

         Executive officers of the Company may also serve one or more affiliated companies of First GWL&A. Allocations have been made as to each individual's time devoted to his duties as an executive officer of the Company. The following table shows the cash compensation paid, based on these allocations, to the Chief Executive Officer and the other four most highly compensated executive officers (collectively, the "Named Executive Officers") whose allocated compensation exceeded $60,000, for services rendered in all capacities to the Company in 1996.

Compensation Table

=============================================================================================================================
Name and                        Year                 Annual                                  Long-Term
Principal Position                                   Compensation(1)                         Compensation Awards

                                                     Salary            Bonus                 Securities Under
                                                     ($)                 ($)                 Options Granted (2)
-----------------------------------------------------------------------------------------------------------------------------
W.T. McCallum,                         1996          0                     0                              None
President and
Chief Executive Officer
-----------------------------------------------------------------------------------------------------------------------------
D. Low, Executive                      1996          0                     0                              None
Vice President,
Financial Services
-----------------------------------------------------------------------------------------------------------------------------
J.T. Hughes, Senior                    1996          0                     0                              None
Vice President, Chief
Investment Officer
-----------------------------------------------------------------------------------------------------------------------------
D.L. Wooden, Senior                    1996          0                     0                              None
Vice President,
Financial Services
-----------------------------------------------------------------------------------------------------------------------------
J.D. Motz,                             1996          0                     0                              None
Executive Vice
President, Employee
Benefits
=============================================================================================================================

(1) The aggregate of perquisites and other personal benefits, securities or property provided to each Named Executive Officer in 1996 did not exceed the lesser of $50,000 and 10% of the total of the individual's annual salary and bonus.

(2) Options are for common shares of Lifeco ("Lifeco Options"). Lifeco options are granted by Great-West Lifeco pursuant to the Great-West Lifeco Inc. Stock Option Plan which was approved by Great-West Lifeco shareholders on April 24, 1996. Lifeco options become exercisable 20% per year commencing on the first anniversary date of the grant and expire 10 years after the date of the grant.

Pension Plan Tables

         The following table sets out the pension benefits payable to the Named Executive Officers by Great-West Life or the Company, as of December 31, 1996.

                                                       Employees' Pension Plan

==================================================================================================
Remuneration            Years of Service
($)                     ------------------------------------------------------
                               15                     20                    25                     30
                                        35

--------------------------------------------------------------------------------------------------------------
400,000                 120,000           160,000          200,000          240,000          240,000
--------------------------------------------------------------------------------------------------------------
500,000                 150,000           200,000          250,000          300,000          300,000
--------------------------------------------------------------------------------------------------------------
600,000                 180,000           240,000          300,000          360,000          360,000
--------------------------------------------------------------------------------------------------------------
700,000                 210,000           280,000          350,000          420,000          420,000
--------------------------------------------------------------------------------------------------------------
800,000                 240,000           320,000          400,000          480,000          480,000
--------------------------------------------------------------------------------------------------------------
900,000                 270,000           360,000          450,000          540,000          540,000
--------------------------------------------------------------------------------------------------------------
1,000,000               300,000           400,000          500,000          600,000          600,000
==============================================================================================================

The Named Executive Officers have the following years of service:

Name                       Years of Service
----                       ----------------
W.T. McCallum                       30
D. Low                              31
J.T. Hughes                         6
A.D. MacLennan                      30
D.L. Wooden                         5

For W.T. McCallum, the benefits shown are payable commencing December 31, 2000, and remuneration is the average of the highest 36 consecutive months of compensation during the last 86 months of employment. For D. Low, J.T. Hughes, A.D. MacLennan and D.L. Wooden, the benefits shown are payable upon the attainment of age 62, and remuneration is the average of the highest 60 consecutive months of compensation during the last 86 months of employment. Compensation includes salary and bonuses prior to any deferrals. The normal form of pension is a life only annuity. Other optional forms of pension payment are available on an actuarially equivalent basis. The benefits listed in the table are subject to deduction for social security and other retirement benefits.

Ownership of Securities

         All of the Company's outstanding shares are owned by Great-West Life & Annuity Insurance Company, 8515 East Orchard Road, Englewood, CO 80111. Great-West is in turn owned 100% by the Great-West Life Assurance Company, 100 Osborne Street North, Winnipeg, Manitoba, Canada R3C 3A5. The Great-West Life Assurance Company is owned 99.5% by Great-West Lifeco Inc., both of which share the same address. Great-West Lifeco Inc. is owned 86.5% by Power Financial Corporation, 751 Victoria Square, Montreal, Quebec, Canada H2Y 2J3. It is owned 68.3% by 171263 Canada Inc., which is owned 100% by Power Corporation of Canada, both of which share the same address as Power Financial Corporation. Mr. Paul Desmarais, 751 Victoria Square, Montreal, Quebec, Canada H2Y 2J3, through a group of private holding companies, which he controls, has voting control of Power Corporation of Canada.

                         RIGHTS RESERVED BY THE COMPANY

         The Company reserves the right to make certain changes if, in its judgment, they would best serve the interests of Owners and Annuitants or would be appropriate in carrying out the purposes of the Contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, the Company will obtain your approval of the changes and approval from any appropriate regulatory authority. Such approval may not be required in all cases, however. Examples of the changes the Company may make include:

         - To make any changes required by the Internal Revenue Code or by any other applicable law in order to continue treatment of the Contract as an annuity.

         - To make any other necessary technical changes in the Contract in order to conform with any action the above provisions permit the Company to take, including to change the way the Company assess charges, but without increasing as to any then outstanding Contract the aggregate amount of the types of charges which the Company has guaranteed.

                                LEGAL PROCEEDINGS

         The Company is currently not a party to, and its property is not currently subject to, any material legal proceedings. The lawsuits to which the Company may be a party are, in the opinion of management, in the ordinary course of business, and are not expected to have a material adverse effect on the financial results, conditions or prospects of the Company.

                                  LEGAL MATTERS

         Advice   regarding   certain  legal  matters   concerning  the  federal
securities laws applicable to the issue and sale of the Contract has been provided by Jorden Burt Berenson & Johnson LLP. The organization of the Company, the Company's authority to issue the Contract, and the validity of the form of the Contract have been passed upon by W.
Kay Adam, Vice President, Counsel and Associate Secretary of the Company.

                                     EXPERTS




                              AVAILABLE INFORMATION

         The  Company  has  filed  a   registration   statement   ("Registration
Statement") with the Commission under the 1933 Act relating to the Contracts offered by this prospectus. This prospectus has been filed as a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and exhibits thereto. Reference is hereby made to the Registration Statement and exhibits for further information relating to us and the Contracts. Statements contained in this prospectus, as to the content of the Contracts and other legal instruments, are summaries. For a complete statement of the terms thereof, reference is made to the instruments as filed as exhibits to the Registration Statement. The Registration Statement and its exhibits may be inspected and copied at the offices of the Commission located at 450 Fifth Street, N.W., Washington, D.C.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith it has filed file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities on the Commission at Room 1024, 450 Fifth Street, N.W., Washington D.C., and at the Commission's Regional Offices located at 75 Park Place, New York, New York, and Northwestern Atrium Center, 500 West Madison Street, Ste. 1400, Chicago, Illinois. Copies of such materials also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The commission maintains a Web Site that contains reports and information statements and other information regarding the Company, which files such documents electronically with the Commission, at the following address: http://www.sec.gov.

                                   Appendix A

On  the  following   pages  are  four  examples  of  Market  Value   Adjustments
illustrating (1) increasing interest rates, (2) decreasing interest rates, (3) flat interest rates, and (4) less than 6 months to maturity.


Example #1 - Increasing Interest Rates

         Deposit:                                    $25,000 on November 1, 1996
         Maturity Date:                              December 31, 2006
         Interest Guarantee Period:                                    10 years
         i:                                 assumed to be 6.15%
         Surrender Date:                                      July 1, 2001
         j:                                 7.00%
         Amount Surrendered:                         $10,000
         N:                                 65

                  MVAF     =        {[(1 + i)/(1 + j)]N/12} - 1
                           =        {[1.0615/1.07]65/12} - 1
                           =        .957718 - 1
                           =        -.042282

                  MVA      =        (amount Transferred or surrendered) x MVAF
                           =        $10,000 x - .042282
                           =        - $422.82

Surrender Value=(amount Transferred or surrendered + MVA) x (1-Surrender Charge)
                                    =       ($10,000 + - $22.82) x (1 - 0)
                                    =       $9,577.18

         Example #2 - Decreasing Interest Rates

         Deposit:                                    $25,000 on November 1, 1996
         Maturity Date:                              December 31, 2006
         Interest Guarantee Period:                                    10 years
         i:                                 assumed to be 6.15%
         Surrender Date:                                      July 1, 2001
         j:                                 5.00%
         Amount Surrendered:                         $10,000
         N:                                 65

                  MVAF     =        {[(1 + i)/(1 + j)]N/12} - 1
                           =        {[1.0615/1.05]65/12} - 1
                           =        1.060778-1
                           =        .060778

                  MVAF     =        (amount Transferred or surrendered) x MVAF
                           =        $10,000 x .060778
                           =        $607.78

Surrender Value=(amount Transferred or surrendered + MVA) x (1-Surrender Charge)
                                    =       ($10,000 + $607.78) x  (1 - 0)
                                            =        $10,607.78

         Example #3 - Flat Interest Rates

         Deposit:                                    $25,000 on November 1, 1996
         Maturity Date:                              December 31, 2006
         Interest Guarantee Period:                                    10 years
         i:                                 assumed to be 6.15%
         Surrender Date:                                      July 1, 2001
         j:                                 6.24%
         Amount Surrendered:                         $10,000
         N:                                 65

                  MVAF     =        {[(1 + i)/(1 + j)]N/12} - 1
                           =        {[1.0615/1.0624]65/12} - 1
                           =        .995420 - 1
                           =        -.004580

                  MVAF     =        (amount Transferred or surrendered) x MVAF
                           =        $10,000 x -.004589
                           =        -$45.80

Surrender Value=(amount Transferred or surrendered + MVA) x (1-Surrender Charge)
                                    =       ($10,000 - $45.80) x (1 - 0)
                                    =       $9,954.20




         Example #4 - N (less than 6 months to maturity)

         Deposit:                                    $25,000 on November 1, 1996
         Maturity Date:                              December 31, 2006
         Interest Guarantee Period:                                    10 years
         i:                                 assumed to be 6.15%
         Surrender Date:                                      July 1, 2006
         j:                                 7.00%
         Amount Surrendered:                         $10,000
         N:                                 5

         MVAF     =        {[(1 + i)/(1 + j)]N/12} - 1
                  =        {[1.0615/1.07]5/12} - 1
                  =        .99668 - 1
                  =        -.00332
                  However, N less than 6, so MVAF = 0

         MVAF     =        (amount Transferred or surrendered) x MVAF
                  =        $10,000 x 0
                  =        $0

Surrender Value=(amount Transferred or surrendered + MVA) x (1-Surrender Charge)
                           =        ($10,000 + $0) x (1 - 0)
                           =        $10,000

                                                          PART II

                                          INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses of the issuance and distribution of the Contracts, other than commissions on sales of the Contracts are as follows:

         Securities and Exchange Commission fee       $      9.09
         Accounting fees and expenses                 $  5,000.00
         Legal fees and expenses                      $ 20,000.00

Item 14.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Provisions exist under the laws of the state of New York and the Bylaws of First GWL&A whereby First GWL&A may indemnify a director, officer, or controlling person of First GWL&A against liabilities arising under the Securities Act of 1933. The following excerpts contain the substance of these provisions:

                                                  New York Corporate Code


Section 721. Nonexclusivity of statutory provisions for indemnification of directors and officers.

The indemnification and advancement of expenses granted pursuant to, or provided by, this article shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether contained in the certificate of incorporation or the by-laws or, when authorized by such certificate of incorporation or by-laws, (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Nothing contained in this article shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

Section 722. Authorization for indemnification of directors and officers.

(a) A corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

(b) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation or that he had reasonable cause to believe that his conduct was unlawful.

(c) A corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

(d) For the purpose of this section, a corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

Section 723. Payment of indemnification other than by court award.

(a) A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in section 722 shall be entitled to indemnification as authorized in such section.

(b) Except as provided in paragraph (a), any indemnification under section 722 or otherwise permitted by section 721, unless ordered by a court under section 724 (Indemnification of directors and officers by a court), shall be made by the corporation, only if authorized in the specific case:

(1) By the board acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in section 722 or established pursuant to section 721, as the case may be, or,

(2) If a quorum under subparagraph (1) is not obtainable or, even if obtainable, a quorum of disinterested directors so directs; (A) By the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such sections has been met by such director or officer, or (B) By the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such sections.

(c) Expenses incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount as, and to the extent, required by paragraph (a) of section 725.

Section 724. Indemnification of directors and officers by a court.

(a) Notwithstanding the failure of a corporation to provide indemnification, and despite any contrary resolution of the board or of the shareholders in the specific case under section 723 (Payment of indemnification other than by court award), indemnification shall be awarded by a court to the extent authorized under section 722 (Authorization for indemnification of directors and officers), and paragraph (a) of section 723. Application therefor may be made, in every case, either:

(1) In the civil action or proceeding in which the expenses were incurred or other amounts were paid, or

(2) To the supreme court in a separate proceeding, in which case the application shall set forth the disposition of any previous application made to any court for the same or similar relief and also reasonable cause for the failure to make application for such relief in the action or proceeding in which the expenses were incurred or other amounts were paid.

(b) The application shall be made in such manner and form as may be required by the applicable rules of court or, in the absence thereof, by direction of a court to which it is made. Such application shall be upon notice to the corporation. The court may also direct that notice be given at the expense of the corporation to the shareholders and such other persons as it may designate in such manner as it may require.

(c) Where indemnification is sought by judicial action, the court may allow a person such reasonable expenses, including attorneys' fees, during the pendency of the litigation as are necessary in connection with his defense therein, if the court shall find that the defendant has by his pleadings or during the course of the litigation raised genuine issues of fact or law.

Section 725. Other provisions affecting indemnification of directors and officers.

(a) All expenses incurred in defending a civil or criminal action or proceeding which are advanced by the corporation under paragraph (c) of section 723 (Payment of indemnification other than by court award) or allowed by a court under paragraph (c) of section 724 (Indemnification of directors and officers by a court) shall be repaid in case the person receiving such advancement or allowance is ultimately found, under the procedure set forth in this article, not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the corporation or allowed by the court exceed the indemnification to which he is entitled.

(b) No  indemnification,  advancement  or  allowance  shall be made  under  this article in any circumstance where it appears:

(1) That the indemnification would be inconsistent with the law of the jurisdiction of incorporation of a foreign corporation which prohibits or otherwise limits such indemnification;

(2) That the indemnification would be inconsistent with a provision of the certificate of incorporation, a by-law, a resolution of the board or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the threatened or pending action or proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(3)  If  there  has  been  a  settlement   approved  by  the  court,   that  the
indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement.

(c) If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders, the corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and, in any event, within fifteen months from the date of such payment, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

(d) If any action with respect to indemnification of directors and officers is taken by way of amendment of the by-laws, resolution of directors, or by agreement, then the corporation shall, not later than the next annual meeting of shareholders, unless such meeting is held within three months from the date of such action, and, in any event, within fifteen months from the date of such action, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the action taken.

(e) Any notification required to be made pursuant to the foregoing paragraph (c) or (d) of this section by any domestic mutual insurer shall be satisfied by compliance with the corresponding provisions of section one thousand two hundred sixteen of the insurance law.

(f) The provisions of this article relating to indemnification of directors and officers and insurance therefor shall apply to domestic corporations and foreign corporations doing business in this state, except as provided in section 1320 (Exemption from certain provisions).

Section 726. Insurance for indemnification of directors and officers.

(a) Subject to paragraph (b), a corporation shall have power to purchase and maintain insurance:

(1) To indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of this article, and

(2) To indemnify directors and officers in instances in which they may be indemnified by the corporation under the provisions of this article, and

(3) To indemnify directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of this article provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of insurance, for a retention amount and for co-insurance.

(b) No insurance under paragraph (a) may provide for any payment, other than cost of defense, to or on behalf of any director or officer:

(1) if a judgment or other final adjudication adverse to the insured director or officer establishes that his acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or

(2) in relation to any risk the insurance of which is prohibited under the insurance law of this state.

(c) Insurance under any or all subparagraphs of paragraph (a) may be included in a single contract or supplement thereto. Retrospective rated contracts are prohibited.

(d) The corporation shall, within the time and to the persons provided in paragraph (c) of section 725 (Other provisions affecting indemnification of directors or officers), mail a statement in respect of any insurance it has purchased or renewed under this section, specifying the insurance carrier, date of the contract, cost of the insurance, corporate positions insured, and a statement explaining all sums, not previously reported in a statement to shareholders, paid under any indemnification insurance contract.

(e) This section is the public policy of this state to spread the risk of corporate management, notwithstanding any other general or special law of this state or of any other jurisdiction including the federal government.

                                                   Bylaws of First GWL&A

Article II, Section 11.  Indemnification of Directors.

The corporation may, by resolution of the Board of Directors, indemnify and save harmless out of the funds of the Company to the extent permitted by applicable law, any Director, Officer, or employee of the corporation or any member or officer of any Committee, and his or her heirs, executors and administrators, from and against all claims, liabilities, costs, charges, and expenses whatsoever that any such Director, Officer, employee or any such member or officer sustains or incurs in or about any action, suit, or proceeding that is brought, commenced, or prosecuted against him or her for or in respect of any act, deed, matter or thing whatsoever made, done, or permitted by him or her in or about the execution of the duties of his or her office or employment with the corporation, or in or about the execution of his or her duties as a Director or Officer of another company which he or she so serves at the request and on behalf of the corporation, or in or about the execution of his or her duties as a member or officer of any such Committee, and all other claims, liabilities, costs, charges and expenses that he or she sustains or incurs, in or about or in relation to any such duties or the affairs of the corporation, the affairs of such other company which he or she so serves or the affairs of such Committee, except such claims, liabilities, costs, charges or expenses as are occasioned by acts of omissions which were in bad faith, involved intentional misconduct, a violation of the New York Insurance Law or a knowing violation of any other law or which resulted in such person gaining in fact a financial profit or other advantage to which he or she was not entitled. The corporation may, by resolution of the Board of Directors, indemnify and save harmless out of the funds of the corporation to the extent permitted by applicable law, any Director, Officer, or employee of any subsidiary corporation of the corporation on the same basis, and within the same constraints as, described in the preceding sentence. No payment of indemnification shall be made unless notice has been filed with the Superintendent of Insurance pursuant to Section 1216 of the New York Insurance Law.

Item 15.
  RECENT SALES OF UNREGISTERED SECURITIES

  Not applicable.

Item 16.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

1.Form of Principal Underwriter and Distribution Agreement is incorporated by reference to Registrant's Registration Statement (File No. 333-25269) filed on July 3, 1997 .

2. Not applicable.

3.(a) Articles of Incorporation of First Great-West Life & Annuity Insurance Company is incorporated by reference to Registrant's Registration Statement (File No. 333-25269) filed on July 3, 1997.

 (b)  Bylaws  of  First   Great-West  Life & Annuity  Insurance  Company is
incorporated  by  reference to Registrant's Registration Statement
(File No. 333-25269) filed on July 3, 1997.

4.(a) Form of Fixed  Individual  and  Group  Annuity Contract filed herewith as
 Exhibit 4(a).

                                    (b)  Form  of  IRA   Endorsement   is  filed
herewith as Exhibit 4(b).

                           5. Opinion and consent of W. Kay Adam as to the legality of the securities being registered filed herewith as
                  Exhibit 5.

         6.       Not applicable.

         7. Not applicable.

         8. Not applicable.

         9. Not applicable.

                           10. Administrative Services Agreement between First Great-West Life & Annuity Insurance Company and Great-West Life & Annuity Insurance Company incorporated by reference to Registrant's Registration Statement (File No. 333-25269) filed July 3, 1997.

         11.      Not applicable.

         12. Not applicable.

         13. Not applicable.

         14. Not applicable.

         15. Not applicable.

         16. Not applicable.

         17. Not applicable.

         18. Not applicable.

         19. Not applicable.

         20. Not applicable.

         21. Not applicable.

         22. Not applicable.

23.(a) Consent of Jorden Burt Berenson & Johnson LLP, is filed herewith as
 Exhibit 23(a).

   (b) Consent of W. Kay Adam filed herewith as Exhibit 5.

24. Power of Attorney for Ms. Alazraki, Messrs. Balog, Burns, Desmarais, Jr., Gratton, Hart, Katz and Walsh are incorporated by reference to Registrant's
Registration Statement (File No. 333-25269) filed July 3, 1997.

  25.      Not applicable.

  26. Not applicable.
  27. Financial Data Schedule for First Great-West Life & Annuity Insurance Company is filed herewith as Exhibit 27.

Item 17.          UNDERTAKINGS

         The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)  To include any prospectus required by Section 10(a)(3)
                         of the Securities Act of 1933;

                                    (ii) To reflect in the  prospectus any facts
                  or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                    (iii) To include  any  material  information
                  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                     SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf, in the City of Englewood, State of Colorado, on this 19th day of September, 1997.

                                         FIRST GREAT-WEST LIFE & ANNUITY
                                                INSURANCE COMPANY
                                                  (Depositor)

                                               /s/ William T. McCallum

                                       By: William T. McCallum
                                           President and Chief Executive Officer



         As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with First Great-West Life & Annuity Insurance Company and on the dates indicated:


Signature and Title                                                                  Date



/s/ Robert Gratton*                                                                     9/19, 1997
Director, Chairman of the Board
(Robert Gratton)



/s/ William T. McCallum                                                               9/19, 1997
--------------------------------------------                                    ----------
Director, President and Chief Executive
Officer (William T. McCallum)



/s/ G.R. Derback                                                                      9/19, 1997
Vice President and Treasurer
(Glen R. Derback)








Signature and Title                                                             Date



/s/ Marcia D. Alazraki*                                                               9/19, 1997
Director (Marcia D. Alazraki)



/s/ James Balog*                                                                      9/19, 1997
Director (James Balog)



/s/ James W. Burns*                                                          9/19, 1997
Director (James W. Burns)



/s/ Paul Desmarais, Jr.*                                                              9/19, 1997
Director (Paul Desmarais, Jr.)



/s/ N. Berne Hart*                                                                    9/19, 1997
Director (N. Berne Hart)



/s/ Stuart Z. Katz*                                                                   9/19, 1997
Director (Stuart Z. Katz)



/s/ Brian E. Walsh*                                                                   9/19, 1997
Director (Brian E. Walsh)



*By:     /s/   D.C. Lennox                                                              9/19, 1997
         -----------------------------------                                    ----------
         D. C. Lennox
         Attorney-in-fact pursuant to Powers of Attorney filed with the Registration
Statement.
